
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 5 the financial statements for the quarter ended March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       1,923,068
<SECURITIES>                                         0
<RECEIVABLES>                                   63,619<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,091,593
<PP&E>                                      69,363,722<F2>
<DEPRECIATION>                            (35,951,554)<F3>
<TOTAL-ASSETS>                              37,490,448
<CURRENT-LIABILITIES>                        2,494,888
<BONDS>                                     42,672,105<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,676,545)<F5>
<OTHER-SE>                                  37,490,448
<TOTAL-LIABILITY-AND-EQUITY>                 3,284,637<F6>
<SALES>                                              0
<TOTAL-REVENUES>                             3,284,637
<CGS>                                                0
<TOTAL-COSTS>                                2,557,882<F7>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                               864,354
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (137,599)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Other Assets" on the balance sheet.
<F2>Includes apartment complexes of $68,472,559 and deferred expenses of $891,163.
<F3>Depreciation of $35,532,827 and amortization of $418,727.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($380,788) and ($7,295,757).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,270,244, real estate tax expense of
$483,823 and depreciation and amortization of $803,815.
<F8>Net loss allocated (1,376) to the General Partners and (136,223) to the
limited partners.   Average net loss per unit of limited partners interest
is ($3.87) on 35,200 Units outstanding.

